SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                 MARCH 19, 2003


                                EGAN SYSTEMS INC.
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               (Exact Name of Registrant as Specified in Charter)

    NEW YORK                        2-95836-NY               13-3250816
 ---------------                 ---------------         -------------------
 (State or Other                 Commission File           (IRS Employer
 Jurisdiction of                     Number)             Identification No.)
 Incorporation)

                        4904 WATERS EDGE DRIVE, SUITE 160
                                RALEIGH, NC 27606
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                    Registrant's Telephone Number, including
                            area code: (919) 851-2239


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                 (Former Address, if changed since last report)

Item 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On March 19, 2003, the Registrant engaged Gabor and Associates as its independent accountant for the year ending December 31, 2002 and dismissed the former independent accountants, Patrusky Mintz & Semel. The reports of the former accountants for the past two years and the interim periods subsequent to December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of Patrusky, Mintz & Semel for such fiscal years and interim periods indicated conditions which raised substantial doubt about the Company's ability to continue as a going concern.

The Registrant's Audit Committee recommended the change and the Board of Directors unanimously approved the change.

During the two most recent fiscal years and to the date hereof, there have been no disagreements between the Registrant and the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement in connection with its report.


Exhibit - Letter from Patrusky Mintz and Semel


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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 19, 2003

                                   EGAN SYSTEMS, INC.


                                   By: /s/ RALPH JORDAN
                                      ------------------------------------------
                                      Ralph Jordan
                                      President


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